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                                                                    EXHIBIT 10.5

                       BERNSTEIN MANAGEMENT CORPORATION

        5301 Wisconsin Avenue, N.W., Suite 600, Washington, D.C.  20015

                               COMMERICAL LEASE


THIS LEASE AGREEMENT made this 27th day of February, 1997, by and between Sterling/Gunston Limited Partnership, hereinafter referred to as "Landlord," and Network Access Solutions, hereinafter referred to as "Tenant," and Bernstein Management Corporation, hereinafter referred to as "Agent."

WITNESSETH, that for and in consideration of the rent hereafter reserved, and the covenants contained herein, the parties hereby agree as follows:

1.   LEASE PREMISES.

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for the term, at the rental and upon the conditions set forth herein, that certain real property with premises thereon known as 100 Carpenter Drive, Suite 206, Sterling, Virginia, 20164, hereinafter referred to as the "Premises," and as indicated on Exhibit A attached hereto. The Premises do not include exterior faces or exterior walls and exterior window glass; anything beyond the interior face of demising walls; and pipes, ducts, conduits, wires and fixtures serving other parts of the Building. Tenant may use the Common Areas in common with other tenants. The Common Areas include the Building's common lobbies, corridors, stairways, and elevators, the common walkways and driveways necessary for access to the Building, the common toilets, corridors and elevator lobbies of any multi-tenant floor, and the parking area for the Building. All use of the Common Areas shall be only upon the terms set forth at any time by Landlord.

2.   TERM AND POSSESSION.

     2.1 Term. The term of this Lease shall be for three (3) years, commencing on the sooner of occupancy or the 1st day of March, 1997, and ending on the 28th day of February, 2000.

     2.2 Possession. Landlord shall reasonably attempt to have Premises ready for occupancy on the date of commencement. If Landlord should be unable to give possession of Premises on the date of commencement of the term hereof for any reason, Landlord shall not be subject to any liability for failure to give possession on said date. Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is tendered by Landlord with Landlord's notice to Tenant that the same is ready for occupancy. Should tender of possession of the premises be later or earlier than the beginning date named, then, and in that event, the term shall not be adjusted and the ending date of this Lease shall remain as stated in paragraph 2.1. If permission is given to the Tenant to enter into
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possession of the Premises, or to occupy space other than the Premises prior to the date specified as the commencement of the term of this Lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants and conditions of the provisions of this Lease. Notwithstanding the foregoing, the rent obligation shall commence even if Premises are not ready for occupation if due to the action, inaction or delay of Tenant, its agents or employees.

     2.3 Early Possession for Tenant Fit-Up. Tenant shall be given access to the Premises seven (7) days prior to the lease commencement date for the purpose of installing special equipment, furniture, telephone equipment, etc. Tenant shall indemnify landlord for delays and damage to the Building and shall present Landlord with satisfactory certificates of insurance.

3.   RENT.

     3.1 Basic Monthly Rent. Upon Tenant's execution of the Lease, tenant shall prepay the first months rent in an amount equal to one full month of rent. Therefore, Tenant shall pay to Landlord for the Premises the Basic Monthly rent without deduction or demand or setoff whatsoever, in advance on the first day of each calendar month during the term hereof, to and at the office of Bernstein Management Corporation, 5301 Wisconsin Avenue, N.W, Suite 600, Washington, D.C., 20015, or at such other place as Landlord may from time to time designate to Tenant in writing. In addition the basic Monthly Rental, Tenant shall pay all Additional Rent and Rental Adjustments provided herein. Except as specified elsewhere in this Lease, Additional Rent shall be paid by Tenant with the next monthly installment of Basic Monthly Rent falling due. Rent checks shall be made payable to Bernstein Management Corporation. Should the term of this Lease commence on a day other than the first of a calendar month, the parties agree that rental for the first month in which rent is due shall be pro-rated and rent for the remaining months shall be due and payable on the first of the month as provided above. The total of the Basic Monthly Rents is payable monthly as follows:

     March 1, 1997 - February 28, 1998:           $5,046.75 per month
     March 1, 1998 - February 28, 1999:           $5,198.15 per month
     March 1, 1999 - February 29, 2000:           $5,354.10 per month

     3.2   Additional Rent.

     (a) Tenant shall pay Landlord, as Additional Rent, Tenant's Share (as hereinafter defined) of any increase in Landlord's Costs (as hereinafter defined) above the Base Costs (as hereinafter defined).

     (b)  For purposes of this Lease:

          (i) "Tenant's Share" shall consist of Tenant's Separate Services and Tenant's Pro Rata Share of Landlord's Costs in excess of Base Costs.

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         (ii)   "Tenants' Separate Services" shall mean all Operating Expenses which are attributable solely to Tenant's use and occupancy of the Demised Premises, such as the cost of electricity consumed in the Demised Premises as measured by memorandum or sub-meters, special janitorial services or other services provided by Landlord at Tenant's request. Normal electric consumption shall be included in Base Costs (as hereinafter defined).

         (iii) "Tenant's Pro Rata Share" shall mean ten and 21/100 percent (10.21%), representing the ratio that the rentable area of the Demised Premises (4,486 square feet) bears to the total rentable area in the Property (43,942 square feet).

         (iv) "Landlord's Costs" shall mean Taxes and Assessments and Operating Expenses.

         (v) "Taxes and Assessments" shall mean all taxes and assessments and governmental charges (including personal property and real estate taxes), whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Property or by others subsequently created, and any other taxes and assessments (including franchise taxes) attributable to the Property or its operation, whether or not directly paid by Landlord, excluding, however, federal and state taxes on income, unless such income taxes replace real estate taxes. The Tenant shall be responsible for ad valorem taxes on its personal property.

         (vi) "Operating Expenses" shall mean all of the costs and expenses incurred in operating and maintaining the Property, as determined by Landlord in accordance with standard accounting practices, whether paid to employees of Landlord or independent contractors engaged by Landlord, and shall include the following costs by way of illustration, but not limitation: water and sewer charges, insurance premiums, utilities, janitorial services, labor, including direct labor overhead, air conditioning and heating, landscaping, elevator maintenance, supplies, costs and upkeep of all parking and common areas, supply and cleaning of uniforms and work clothes, security of the Building, fees incurred for the management of the Building including legal, inspection, consultation and accounting fees, and a property management fee equal to the generally prevailing rate consistent with the type of occupancy and the services rendered, but not less than three percent (3%) nor more than five percent (5%) of the total rent collected from tenants of the Property. Operating Expenses shall not include depreciation of the buildings of which the Demised Premises are a part or equipment therein, loan payments, executive salaries and any brokerage commissions but shall include amortization, with reasonable interest, of capital items which reduce Operating Expenses or are required by governmental authority.

         (vii) "Base Costs" shall mean Landlord's costs incurred for 1997 calendar year.

         (viii) "Beginning January 1, 1998, and continuing for each subsequent calendar year or portion thereof during the Term, Costs shall be passed through to Tenant based on the actual increase over Base Costs.

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     (c) Landlord shall endeavor to give to Tenant on or before the first (1st)
day of April of each year a statement of the increase in the Additional Rent payable by Tenant hereunder, but failure by Landlord to give such statement by said date shall not constitute a waiver by Landlord of its right to require an increase in the Additional Rent. Upon receipt of the statement Tenant shall pay the total amount of the increase in full. In addition, for the then current year, an amount equal to one hundred five percent (105%) of any such increase shall be used as an estimate for said current year and this amount shall be divided into twelve (12) equal monthly installments and Tenant shall pay to Landlord concurrently with the regular minimum Rent payment next due following the receipt of such statement, an amount equal to one (1) monthly installment multiplied by the number of months form January in the calendar year which said statement is submitted to the month of such payment, both months inclusive. Subsequent installments shall be payable concurrently with the regular minimum Rent payments for the balance of that calendar year and shall continue until the next year's statement is rendered. If the next or any succeeding year results in a greater increase in Landlord's Costs, then upon receipt of a statement for Landlord, Tenant shall pay a lump sum equal to such total increase over the Base Costs, less the total of the monthly installments of estimated increases paid in the previous calendar year for which comparison is then being made; and the estimated monthly installments to be paid for the next year, following said comparison year, shall be adjusted to reflect one hundred five percent (105%) of such increase in the manner set forth above. If in any year Tenant's Share shall be less than the preceding year, then upon receipt of Landlord's statement, any other payments made by Tenant on the monthly installment basis provided above shall be credited toward the next installment of Minimum Rent falling due and the estimated monthly installments of Landlord's Costs to be paid shall be adjusted to reflect such lower Taxes and Assessments and Operating Expenses for the most recent comparison year, but not less than the Base Costs, Upon termination of this Lease, any money owed by one party to the other shall be promptly paid.

     (d) Should this Lease commence or terminate at any time other than the first (1st) day of a calendar year, the cost adjustment referred to in Sections 3.2(a), 3.2(b) and 3.2(c) shall be calculated for the commencement or termination year on a pro rata basis, based upon the number of calendar days during which Tenant leases the Demised Premises.

     (e) Each statement provided by Landlord pursuant to this Section shall be conclusive and binding upon Tenant unless fifteen (15) days after receipt of the statement, Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the respects in which the statement is claimed to be incorrect. If Landlord and Tenant are unable to resolve the dispute, Tenant shall then have the right to request that Landlord provide, at tenant's expense, an audit of its books and records relating to the statement. Pending determination of the dispute, Tenant shall pay within ten (10) days from notice any amounts due Tenant in accordance with the statement, but such payment shall be without prejudice to tenant's position.

     (f) Notwithstanding any other provisions herein to the contrary: (a) in the event the Property is not fully occupied during the year, an adjustment shall be made in computing the Landlord's Costs for such year so that the cots shall be computed for such year as though the Building had been fully occupied during such a year; and (b) the Landlord shall generally have

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the right, in its reasonable judgment (and upon reasonable substantiation of such allocation to the Tenant), to allocate Landlord's Costs to the Tenant, or to other tenants of the Building in a manner which deviates from the exact Tenant's Pro Rata Share, or those of such other tenants, as may be necessary to more accurately reflect accountability for unusual or extra costs resulting form excessive usage, the manner of layout or finishes requiring special maintenance, or the like. The terms of this Section shall be solely for the benefit of the Landlord and may not be relied upon nor construed for the benefit of the Tenant, other tenants in the building, or any other person.

     3.3 Late Charge. Tenant hereby recognizes and acknowledges that if rental payments are not received within ten (10) days of when due, Landlord will suffer damages and additional expenses thereby and Tenant therefore agrees that a late charge equal to five percent (5%) of the basic Monthly Rent (including additional rent as hereinafter provided) may be assessed by landlord or Agent as additional rental. Furthermore, Landlord or Agent shall have the right to require that rental payments be made by certified or cashier's check, in the event Tenant monetarily defaults two or more times.

4.   SECURITY DEPOSIT.

Tenant shall deposit with Landlord, upon execution hereof, Five Thousand Forty-Six and 75/100 ($5,046.75) as security for the faithful performance of Tenant's obligation hereunder. During the Term of this Lease, Landlord shall also have the right to proceed with any other legal or equitable remedies available to it.

5.   USE.

     The Premises shall used and occupied by the Tenant only for office use under the business name of Network Access Solutions.

     5.1 Prohibited Uses. Tenant shall not use, or permit the use of, all or any part of the Leased Premises for any disorderly, illegal or hazardous purpose and will not manufacture any commodity therein other than computer software. Tenant shall not use, or permit the use of, all or any part of the Leased Premises for any purpose that interferes with the use or enjoyment by other tenants of any portion of the Building, nor which, in Landlord's opinion, impairs, or might impair, the reputation of the Project. Tenant shall not sue utility services in excess of amounts reasonable determined by Landlord to be within the normal range of demand for general office use. Tenant shall not obstruct any of the Common Areas or any portion of the Property outside the Premises, and shall not place or permit any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.

     5.2 Floor Load; Prevention of Vibration and Noise. Tenant shall not place a load upon the floor of the Premises exceeding the 100 pounds per square foot such floor was designed to carry, as determined by Landlord or its structural engineer. Partitions shall be considered as part of the load. Landlord may prescribe the weight and position of all safes, files and heavy equipment that Tenant desires to place in the Premises, so as properly to distribute their weight.

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Tenant's business machines and mechanical equipment shall be installed and maintained so as not to transmit noise or vibration to the Building structure or to any other space in the Building. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.

6.   SERVICES FURNISHED BY LANDLORD.

     Landlord shall furnish services, utilities, facilities and supplies as shown on the Landlord Services list attached as Exhibit B. If Landlord furnishes any additional services at Tenant's request, such services shall be charged at reasonable rates established by Landlord, which shall be considered additional rent.

     6.1 Repairs and Maintenance. Landlord shall repair and maintain the Common Areas and structural portions of the Building and the basic plumbing, electrical, mechanical and heating, ventilating, and air-conditioning systems therein, including the roof and windows.

     6.2 Quiet Enjoyment. Upon Tenant's paying the rent and performing its other obligations, Landlord shall permit Tenant to peacefully and quietly hold and enjoy Premises, subject to the provisions hereof.

     6.3 Insurance. Landlord shall insure the Property, including the Building (with limits no less than eighty percent of the actual replacement cost of same) against damage by fire and standard extended coverage perils, and shall carry public liability insurance, all in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the area. Landlord may carry any other forms of insurance as it or its mortgagee may deem advisable. Tenant shall have no right to any proceeds from such policies except in the event of Landlord's gross negligence. Landlord shall not carry any insurance on any of Tenant's property, and shall not be obligated to repair or replace any of it.

     6.4 Changes by Landlord. Landlord may at any time make any changes, additions, improvements, repairs or replacements to the Property, including the Common Areas, that it considers desirable. In so doing, Landlord may use or temporarily close any of the Common Areas, or permanently change their configuration. Landlord shall use reasonable efforts to minimize interference with Tenant's normal activities, but no such interference shall constitute constructive eviction or give rise to any abatement or rent or liability of Landlord to Tenant. If these changes impact Tenant's business, Landlord must obtain Tenant's approval, such approval not to be unreasonably withheld.

     6.5 Access to Premises; Utility Suspension. Landlord shall have reasonable access to the Premises to inspect Tenant's performance hereunder and- -subject to reasonable advance notice--(except in an emergency situation) to perform any acts required of or permitted to Landlord herein, and may temporarily stop any service or utility system in conjunction therewith. Landlord shall use best efforts to minimize interference with Tenant's normal activities, but no

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such interference shall constitute constructive eviction or give rise to any abatement of rent or liability of Landlord to Tenant.

     6.6 Failure to Provide Services and Repairs. Landlord shall not be liable for any failure to perform any act or provide any service required hereunder unless Tenant shall have given notice of such failure, and such failure continues for at lest thirty days thereafter. If any such failure is caused by factors beyond Landlord's reasonable control, then Landlord shall not be liable to tenant in any event, and such failure shall not constitute constructive eviction or give rise to any rental abatement or reduction. Tenant hereby waives any right to make repairs or provide maintenance at Landlord's expense under any law or ordinance. If Premises remain untenantable for reasons other than force majeure for a period of more than ten (10) business days, rent shall abate during the period of untenantability. If Premises remain untenantable for reasons other than force majeure for more than thirty (30) days, Tenant may at Tenant's option be released from all obligations under the Lease.

7.   ALTERATIONS.

     Tenant shall not make any alterations, additions, modifications or improvements to the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld, provided that such alterations, additions, modifications or improvements are not structural or involve building systems. If Tenant desires to make any such alterations, etc., plans for same shall first be submitted to and approved by landlord, and same shall be done by Tenant, at its own expense, and Tenant agrees that all such work shall be done in a good and workmanlike manner (Landlord having the right to approve all contractors), that the structural integrity of the building shall not be impaired, that no liens shall attach to the Premises by reason therefor, and that Tenant will secure all necessary permits pertaining to the aforementioned alterations, etc. All alterations, additions, improvements and fixtures (other than Tenant's Personal Property, provided the same are installed at no cost or expense to Landlord) which may be made or installed by either party upon the Leased Premises shall be and remain the property of Landlord and shall remain upon and be surrendered with the Leased Premises, unless Landlord requests their removal, in which event Tenant shall remove the same and restore the Lease Premises to its original condition, taking into account normal wear and tear, at tenant's sole cost and expense and Tenant shall pay the entire cost of such removal to Landlord upon Tenant's receipt of Landlord's written demand therefore. If Tenant fails to remove such property and restores the Leased Premises as aforesaid, Landlord may do so and tenant shall pay the entire cost thereof to Landlord within 10 days after Tenant's receipt of Landlord's written demand therefore.

8.   HAZARDOUS STORAGE.

     Tenant agrees that it will not store gasoline or other explosive, flammable or toxic material in the Premises or do anything which may cause Landlord's insurance company to void the policy covering the Premises or to increase the premium thereon, and that Tenant will immediately conform to all rules and regulations form time to time made or established by the Landlord's insurance company or insurance rating bureau.

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9.   INSURANCE.

     9.1 Fire Insurance. Tenant agrees, in addition to the provisions of paragraph 8, that it will not do anything that will cause Landlord's insurance against loss by fire or other hazards, as well as public liability insurance, to be canceled or that will prevent Landlord from procuring same in acceptable companies and at standard rates. Tenant will further do everything reasonably possible and consistent with the conduct of Tenant's business to obtain the lowest possible rates for insurance on the Premises. If, however, the cost to Landlord of obtaining insurance on the Premises (or the building in which the Premises are located) is increased due to the Tenant's occupancy thereof, Tenant agrees to pay, promptly upon demand, as additional rental, any such increase.

     9.2 Liability Insurance and Indemnification of Landlord. Landlord shall not be liable to Tenant for any injury, loss or damages to the Tenant or to any other person or property occurring upon the Premises or the approaches thereto or the parking facilities in or adjacent thereto from any cause other than the negligence of Landlord. Tenant agrees to indemnify and save the Landlord harmless against and form any and all liability, damages, expenses, including reasonable attorneys fees, claims and demands of every kind that may be brought against it, for or on account of any damage, loss or injury to persons or property in or about the Premises during the term of this Lease, or during any occupancy by Tenant prior to the liability insurance, in a form and with a company satisfactory to Landlord, with limits of (1) at least FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) for injury, including death, to any one person and (2) at least ONE MILLION DOLLARS ($1,000,000.00), for injury, including death, in any one casualty, and (3) with property damage coverage of at least ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00), or in such greater amounts as Landlord may from time to time reasonably require. All such policies shall name the Tenant, the Landlord, and BERNSTEIN MANAGEMENT CORPORATION (as Agent) as parties insured and shall contain a provision that the same may not be canceled without giving the Landlord and the Agent at least twenty (20) days prior written notice. In addition, such policies or certificates evidencing that such policies are in effect, shall be delivered to Landlord and Agent at the commencement of the term hereof and renewals shall be delivered at least twenty
(20) days prior to the expiration or cancellation of any such policy. The Agent is, however, expressly relieved of any obligation to see that Tenant obtains and carries such insurance.

10.  PERMITS - COMPLIANCE WITH LAWS.

     10.1 Permits. Tenant shall, at its own expense, promptly obtain from the appropriate governmental authorities any and all permits, licenses and the like required to permit Tenant to occupy the Premises for the purposes herein stated. This requirement shall not relieve the Tenant of its liability for rent from the commencement date hereinabove set forth.

     10.2 Compliance with Laws. Tenant shall thereafter promptly comply with all statutes, laws ordinances, orders, rules, regulations and requirements of the Federal, State and local governments and of the Board of Fire Underwriters applicable to Tenant's use of the Premises,

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for the correction, prevention and abatement of nuisances or violations in, upon or connected with the Premises during the term of this Lease.

11.  ASSIGNMENT AND SUBLETTING.

     Tenant agrees that it will not transfer assign or sublet the Premises, in whole or in art, without Landlord's prior written consent, which will be based upon the credit-worthiness, use, and reputation of assignees or sublessees. Landlord agrees that it will not arbitrarily withhold its consent, and if such consent is given, Tenant shall not be relieved from any liability under this
Lease.   Tenant further agrees that if it intends to assign or sublet the entire premises, it will first notify Landlord in writing and Landlord shall have fifteen (15) days to notify Tenant that Landlord, at its option may accept a surrender of the Premises, in which event Landlord shall release Tenant from any further liability under this Lease.

12.  SUBORDINATION.

     Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any leases, mortgages, deeds of trust, leasehold mortgage or other security interests now or hereafter a lien upon or affecting the building or the Real Property or any part thereof. Tenant shall, at any time hereafter, on reasonable request, execute any instruments, leases or other documents that may be required by any mortgage, mortgagee, deed of trust, trustee or underlying owner or Landlord hereunder to subordinate Tenant's interest hereunder to the lien of any such mortgage or mortgages, deed or deeds of trust or underlying lease, and the failure of Tenant to execute any such instruments, leases or documents shall constitute a default hereunder.

13.  ATTORNMENT.

     Tenant agrees that upon any termination of Landlord's interest in the Leased Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Leased Premises (the "Successor") and to all subsequent Successors, and shall pay to the Successor all rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations contained in this Lease.

14.  NON-DISTURBANCE.

     Landlord agrees, at Tenant's request, to use commercially reasonable efforts in obtaining a non-disturbance agreement from Landlord's Lender on that Lender's standard form.

15.  PROPERTY LOSS OR DAMAGE.

     15.1 Tenant hereby expressly agrees that Landlord shall not be responsible in any manner for any damage or injury to the person or property of Tenant or any other person or business directly or indirectly caused by (i) dampness or water, whether due to a break or leak in any part of the roof, heating, or plumbing within the Premises, or in the building in which the

                                      -9-
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Premises are located, no matter how caused; (ii) theft; (iii) fire or other casualty; (iv) any other cause whatsoever.

     15.2 Subject to the provisions of paragraph 16, Landlord shall not be liable for damage or injury to person or property of Tenant or of any other person or business unless notice in writing of any defect (a) which Landlord has under the terms of this Lease the duty to correct and (b) which has caused such damage or injury, shall have been given insufficient time before the occurrence of such damage or injury reasonably to have enabled Landlord to correct such defect, and even then only is such damage or injury due to Landlord's gross negligence.

16.  TENANT'S FAILURE TO PERFORM.

     In the event that Tenant fails, after fifteen (15) days' written notice form Landlord, to do any act or make any payment or perform any term or covenant on tenant's part required under this Lease or otherwise fails to comply wherewith, Landlord may (at its option, but without being required to do so) immediately, or at any time thereafter and without notice, perform the same on the account that Tenant has failed to do so, and if Landlord makes any expenditures, or incurs any obligations for the payment of money in connection therewith, including, but not limited to, attorney's fees in instituting prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of twelve percent (12%) per annum and costs, shall be deemed to be additional rent hereunder and shall be paid by Tenant to Landlord within five (5) days of rendition of any bill or statement to tenant therefor. All rights given to Landlord in this section shall be in addition to any other right or remedy of Landlord herein contained.

17.  LANDLORD'S RIGHT TO SHOW PREMISES.

     Tenant agrees that Landlord may, within the last four (4) months of the Lease term, display a "For Lease" or "For Sale" sign on the Premises and show prospects through the Premises at any reasonable time, with twenty-four (24) hours' prior notice to allow Tenant to arrange for escorted tours.

18.  SURRENDER AT END OF TERM.

     Except as otherwise provided, Tenant shall vacate the Premises at the expiration or other termination of this Lease and shall remove all goods and effects not belonging to Landlord and shall surrender possession of the Premises and all fixtures and systems thereof in good repair, reasonable wear, tear and damage by fire or other unavoidable casualty excepted. If Tenant shall fail to perform any of the foregoing obligations, Landlord is hereby expressly authorized to do so on Tenant's behalf and Landlord may sell such articles on the Premises as Landlord in its sole discretion deems saleable, and may dispose of others in any manner which it chooses. The proceeds of any such sale shall be applied toward the expenses thus incurred and Tenant will receive net proceeds if any and agrees to pay any remaining balance promptly.

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19.  HOLDING OVER.

     If Tenant shall not immediately surrender possession of the Premises at the termination of this Lease, Tenant shall become a month-to-month Tenant, at twice the monthly rental just prior to termination of this Lease, said rental to be payable in advance; but unless Landlord elects to accept such rental from Tenant, the Landlord shall continue to be entitled to re-take possession of the Premises. Immediately upon the expiration of the term hereof, and the Tenant hereby agrees that all of the obligations of the Tenant and all rights of the Landlord applicable during the term of this Lease shall be equally applicable during such period of subsequent occupancy, whether or not a month-to-month tenancy shall have been created as aforesaid. Tenant further agrees that it shall be liable for any reasonable damages suffered by Landlord by reason of Tenant's failure to immediately surrender the Premises.

20.  DESTRUCTION - FIRE OR OTHER CASUALTY.

     In case of partial damage to the Premises by fire or other casualty, insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, and Landlord, to the extent that insurance proceeds respecting such damage and subject to and, in fact, are under the control and use of Landlord, shall thereupon cause such damage to all property owned by Landlord to be repaired with reasonable speed at the expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the party of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and to the extent that the Leased Premises are rendered untenantable, the rent shall proportionately abate, unless Tenant cannot materially conduct business, in which case the Premises shall be deemed untenantable provided the damage above mentioned occurred without the fault or neglect of Tenant, those employing or retaining the services of Tenant, Tenant's servants, employees, agents, licensees, invitees or visitors. But if such partial damage is due to the fault or neglect of Tenant or any of other said persons, or to the extent that insurance proceeds respecting such damage are not subject to and, in fact, are not under the control and use of Landlord, the damage shall be repaired by Landlord at Tenant's expenses and there shall be no apportionment or abatement of rent. In the event the damage shall be so extensive to the whole building as to render it uneconomical, in Landlord's opinion, to restore for the use of Tenant, as specified in paragraph 5 hereof, or Landlord shall decide not to repair or rebuild the building, this Lease shall expire by lapse of time upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but such termination shall not release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder.

21.  EMINENT DOMAIN.

     If the entire Premises shall be substantially taken (either temporarily or permanently) for public purposes, or in the event Landlord shall convey or lease the property to any public authority in settlement of a threat or condemnation or taking, the rent shall be adjusted to the date of such taking or leasing or conveyance, and this Lease shall thereupon terminate. If only a portion of the Premises shall be so taken, leased or condemned as a result of such partial taking, and Tenant is reasonably able to use the remainder of the Premises for the purposes intended hereunder then this Lease shall not terminate, but, effective as of the date of such taking, leasing or condemnation, the rent hereunder shall be abated in any amount thereof proportionate to the area of the Premises so taken, leased or condemned. If, following such partial taking, tenant shall not be reasonably able to use the remainder of the Premises for the purposes intended hereunder, then this Lease shall terminate as if the entire Premises had been taken, leased or condemned. In the event of a taking, lease or condemnation as described in this Paragraph, whether or not there is a termination hereunder, Tenant shall have no claim against Landlord other than an adjustment of rent, to the date of taking lease or condemnation, and Tenant shall not be entitled to any portion of any amount that may be awarded as damages or paid as a result or in settlement of such proceedings or threat.

22.  DEFAULTS - REMEDIES.

The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

     (a) The vacating or abandonment of the Premises by Tenant for more than sixty (60) days.

     (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due.

     (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant other than described in Paragraph 22(b) hereinabove, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of the Tenant's default if Tenant commences such cure within said ten (10) day period and thereafter, diligently prosecutes such cure to completion.

     (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors, filing by or against Tenant of petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days), the appointment of a Trustee or receiver to take possession of substantially all of the Tenant's assets located in the Premises or the Tenant's interest in this Lease where possession is not restored to Tenant within thirty (30) days or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

     In the event of such material default or breach by Tenant, Landlord may, at any time hereunder, with or without notice or demand, without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach, proceed in the following manner:

     (i) Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant's possession shall be terminated and Tenant shall immediately surrender possession of the Premises to the Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including necessary renovation or alteration of the Premises; reasonable attorney's fees; any real estate commission actually paid; that portion of the Lease and commission paid by Landlord pursuant to Agency agreement hereinafter stated applicable to the unexpired term of this Lease; and such other out-of-pocket expenses as the Landlord might incur. Unpaid installments of rent or other sums shall bear interest from date due at the rate of twelve percent (12%) per annum, after the Tenant's right to possession has been terminated.

     (ii) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     (iii) Pursue any other remedy now or hereafter available to Landlord under the laws or jurisdictional decisions of the state in which the Premises is located.

     (iv) Landlord shall not be in default unless Landlord fails to perform obligations required of landlord within a reasonable time, but in no event, sooner than ten (10) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of the Landlord's obligations such that more than ten (10) days is required for performance, then Landlord shall not be in default if Landlord commences performance within such ten (10) days and thereafter diligently prosecutes the same to completion.

     (v) While BERNSTEIN MANAGEMENT CORPORATION shall be collecting the rentals due from the tenant, it is hereby authorized by the Landlord to expend such sums as may be reasonably necessary in connection with the enforcement of payment of rental and the securing or possession of the Premises in case of Tenant's default and to reimburse itself from said rentals to the extent that may be available therefore. The Landlord agrees to pay BERNSTEIN MANAGEMENT CORPORATION any of such expenses not so reimbursed promptly upon demand.

23.  SEVERAL LIABILITY.

     If the Tenant shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual corporation, entity, joint venture or partner shall be deemed to be both jointly and severely liable for the payment of the entire rent and other payments specified herein and all other duties and obligations hereunder.

24.  ACCEPTANCE OF PREMISES.

     Tenant's occupancy of the Premises shall constitute acceptance thereof as complying with all requirements of Tenant and Landlord with respect to the condition, order and repair thereof.

25.  ESTOPPEL CERTIFICATES.

     Tenant agrees at any time and from time upon not less than five (5) days prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, if being intended that any such statement delivered hereunder may be relied upon by any third party to this Lease.

26.  NOTICES.

     All notices, demands and requests required under this Lease shall be in writing. All such notices shall be deemed to have been properly given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the Landlord at:

               Bernstein Management Corporation
               5301 Wisconsin Avenue, N.W., Suite 600
               Washington, D.C. 20015

and to the Tenant at: Premises. Either party may designate a change of address by written notice to the other party.

     Notices, demands and requests which shall be served by registered or certified mail in the manner aforesaid shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall e mailed by United States registered or certified mail as aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Governments.

27.  SEPARABILITY.

     If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

28.  CAPTIONS.

     All headings in this Lease are intended for convenience of reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as construction thereof.

29.  SUCCESSORS AND ASSIGNS.

     The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Landlord and Tenant, and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided in this Lease, their assigns.

30.  GOVERNING LAW.

     This Lease was made in the State of Virginia and shall be governed by and construed in all respects in accordance with the laws of the State of Virginia and Loudoun County.

31.  INCORPORATION OF PRIOR AGREEMENTS.

     This Lease contains all agreements of the parties with respect to any matters contained herein. No prior agreement or understanding pertaining to any such matter shall be affected. This Lease may be modified only in writing and signed by the parties in interest at the time of the modification.

32.  CUMULATIVE REMEDY.

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

33.  SIGNAGE.

     Tenant agrees that no signage on doors, windows or elsewhere about the leased Premises, is to be displayed without the same being first approved in writing by the Landlord. Any signs which have been placed without approval may be removed by Landlord at Tenant's expense.

34.  CONTINGENCY.

     This Lease Agreement is contingent upon Landlord obtaining a termination from MTI Technology, Inc. for their existing lease for suite 202 (to be renamed suite 206 for Network Access Solutions). Upon the termination of the MTI lease and upon commencement of this Lease, Network Access Solutions shall have no further obligation for their current lease for 2,067 square feet and that lease dated October 20, 1995 shall become null and void.

35.  MISCELLANEOUS.

     (a) As used in this Lease, and where the context requires: (1) the masculine shall be deemed to include the feminine and neuter and vice versa; and
(2) the singular shall be deemed to include the plural and vice versa.

     (b) Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaims brought by either of the parties hereto against the other on any matters what soever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage, and any emergency statutory or any other statutory remedy.

     (c) Tenant covenants and agrees that it shall not inscribe, affix, or otherwise display signs, advertisements or notices in, on, upon, or behind any windows or on any door, partition or other part of the interior or exterior of the building without the prior written consent of the Landlord. If such consent is given by Landlord, but the cost of same shall be charged to and be paid by Tenant, Tenant agrees to pay same promptly and on demand.

     (d) Tenant covenants and agrees that it shall not attached or place awnings, antennas or other projections to the outside walls or any exterior portion of the building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of the Landlord.

     (e) Tenant further covenants and agrees that it shall not pile or place or permit to be placed any goods on the sidewalks or parking lots in the front, rear or sides of the building, or to block said sidewalks, parking lots and loading areas and not to do anything that directly or indirectly will take away any of the rights of ingress or egress or of light from any other tenant of the Landlord.

     (f) Tenant, Tenant's servants, its agent's invitees, employees and licensees shall not park or store on, or otherwise utilize any parking or loading areas on the Real Property, except as provided in writing by Landlord.

     (g) Tenant waives statutory notice to quit prior to commencement of an action for summary possession for non-payment of rent.

     (h) In the event of a default of any of the provisions of this Lease by either Landlord or Tenant, the defaulting party shall reimburse the other for any attorneys' fees and court costs incurred, provided a binding judgment has been entered in a court of law.

     IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease as of the day an year first above written.


WITNESS OR ATTEST:                    LANDLORD:
                                      Sterling/Gunston Limited Partnership
                                      By:  Bernstein Development Corporation,
                                           General Partner

                                      BY: /s/  Robert S. Sandler
___________________________              ---------------------------
                                          Robert S. Sandler
                                          Vice President


                                      TENANT:
                                      Network Access Solutions


                                      BY: /s/  Longma M. Aust
___________________________              ---------------------------


Agency Acceptance:

     BERNSTEIN MANAGEMENT CORPORATION, AGENT, in the above captioned Lease, hereby agrees to act as Agent as set forth in the Lease Agreement.


                                      BERNSTEIN MANAGEMENT CORPORATION


                                      BY: /s/  Robert S. Sandler  (SEAL)
                                         ---------------------------

                                   GUARANTY


         The undersigned, Guarantors, hereby guarantee to Sterling/Gunston Limited Partnership (Landlord), its legal representatives, successors, and assigns, the full and faithful performance and observance by Tenant, its successors and assigns, of all terms, covenants, conditions, agreements, restrictions, and limitations of the Lease, including without limitation the payment of all rent and compliance with any rules and regulations prescribed by Landlord, together with the payment of all costs, attorney's fees, and other expenses incurred by Landlord in enforcing such performance and observation.

         Guarantors further covenant that (1) the liability of the Guarantors is primary, shall not be subject to deduction for any claim of offset, counterclaim or defense which Tenant may have against Landlord, and Landlord may proceed against Guarantors separately or jointly, before, after or simultaneously with any proceeding against Tenant for default; (2) this Guaranty shall not be terminated or impaired in any manner whatsoever by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of such Lease, by reason of summary or other proceedings against Tenant, by the omission of Landlord to enforce any of its rights against Tenant, or by reason of any extension of time or indulgence granted by Landlord to Tenant; (3) Guarantors expressly waive any requirement of notice of non-payment, non-performance or non-observance, or proof of notice or demand; (4) this Guaranty shall be absolute and unconditional and shall remain and continue in full force and effect as to any renewal, extension, amendment, additions, assignments, sublease, transfer or other modification of the Lease; and (5) in any action or proceeding brought by Landlord against Guarantors on account of this Guaranty all obligations and liabilities of Guarantors pursuant to this Guaranty shall be binding upon the heirs, personal representatives and assigns of the Guarantors. This Guaranty shall be governed by and construed in accordance with the laws of Virginia.

         In witness whereof, the undersigned has executed this Guaranty this 27th day of February, 1997.


Witness:                                Guarantor:

                                        /s/  Longma M. Aust
______________________

                                        Guarantor:

                                        /s/  Jonathon Aust

Exhibit B
---------


                         100 Carpenter Drive
                         Building Services


ACCESS: Building will be accessible twenty-four (24) hours per days, seven (7) days per week. Electronic card access system will be provided at the main entrance with monitoring of first floor fire exits. Up to five (5) access cares will be provided for Tenant's use at no charge. Additional or lost card replacements will be provided at Twenty-Five Dollars ($25.00) per card.

CLEANING SERVICES:       Building cleaning services will be provided five (5)
                         days per week.

HVAC SERVICES:           Heating, ventilation and air conditioning will be
                         provided from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday.
                         Additional service can be provided with at least one business day's notice at a rate of Twenty-Five Dollars
                         ($25.00) per hour (such additional service charge is subject to change by Landlord from time to time).

PARKING: Free surface, unreserved parking will be provided at a ration of 3.3 spaces per 1,000 square feet leased.

MANAGEMENT:              Management of the building will be provided by
                         Bernstein Management Corporation.